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                                                                    EXHIBIT 23.7



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of MGM MIRAGE of our report dated January 21, 2003 relating to the financial statements of Elgin Riverboat Resort - Riverboat Casino, which appears in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP


Chicago, Illinois
August 5, 2004